Exhibit 3(b)
                    BYLAWS OF GB&T BANCSHARES, INC.

                              ARTICLE ONE

                               Officers



     1.1  REGISTERED OFFICE.  The Holding Company shall maintain a registered office in the county in the State of Georgia where the

Holding Company is authorized to conduct its general business.

Unless the Board of Directors designates otherwise, the Holding

Company's main office shall be the registered office.

     1.2  OTHER OFFICES.  In addition to its registered office, the

Holding Company also may have offices at such other place or places as the Board of Directors may from time to time select, or as the business of the Holding Company may require or make desirable,

subject to the banking and/or corporation laws of the State.



                              ARTICLE TWO

                        Shareholders' Meetings

     2.1  PLACE OF MEETINGS.  Meetings of the shareholders of the

Holding Company may be held at any place within (or without) the

State of Georgia, as set forth in the notice thereof, or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or, if no place is so specified, at the registered office of the Holding Company.

     2.2  ANNUAL MEETINGS.  The annual meeting of the shareholders of the Holding Company shall be held on the second Monday in May unless that day is a legal holiday, and in that event on the next succeeding business day, for the purpose of electing directors and


transacting any and all business that may properly come before the meeting.  The Board of Directors may postpone any annual meeting,

for not more than (7) days, for cause, upon not less than (10)

days' written notice to all shareholders.

     2.3  SUBSTITUTE ANNUAL MEETINGS.  If the annual meeting is not held on the day designated in Section 2.2, any business, including the election of directors, which might properly have been acted upon at that meeting, may be transacted at any subsequent

shareholders' meeting held pursuant to these bylaws or held

pursuant to a court order requiring a substitute annual meeting.

     2.4  SPECIAL MEETINGS.  Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the Holding Company upon the written request of the holders of twenty-five (25%) percent or more of all the shares of capital stock of the Holding Company entitled to vote in an

election of directors.  Special meetings of the shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the Board of Directors.

     2.5  NOTICE OF MEETINGS.  Unless waived as contemplated in

Section 5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days, nor more than fifty (50) days before the date thereof, either personally, by mail, or by telegram,

charges prepaid by or at the direction of the President, the

Secretary, or the officer or persons calling the meeting, to each


shareholder of record entitled to vote at such meeting.  In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the

Financial Institutions Code of Georgia requires to be stated in the notice of the meeting.  In the case of a special meeting, the notice of the meeting shall state the general nature of the

business to be transacted.

     2.6  QUORUM.  At all meetings of the shareholders, the

presence in person or by proxy of the holders of more than one-half

(1/2) of the shares outstanding and entitled to vote shall

constitute a quorum.  If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by the Financial Institutions

Code of Georgia, the Corporation Code of Georgia, by the Articles

of Incorporation of the Holding Company or by these bylaws.  The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine.  In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine.  In the case of a meeting for the election of directors which is twice adjourned


for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to

shareholders, shall constitute a quorum for the election of

directors without regard to the other quorum requirements of the

Financial Institutions Code of Georgia, the Corporation Code of

Georgia, the Articles of Incorporation of the Holding Company, or

these bylaws.

     2.7  VOTING OF SHARES.  Each outstanding share having voting rights shall be entitled to one (1) vote on each matter submitted to a vote at an meeting of shareholders.  Voting on all matters may be by voice vote or by show of hands unless any qualified voter,

prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

     2.8  PROXIES.  A shareholder entitled to vote pursuant to

Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact.  A proxy shall not be valid after eleven (11) months from the dated of its execution,

unless a longer period is expressly stated therein.  If the

validity of any proxy is questioned it must be submitted to the secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting.  The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and references by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as


prima facie evidence of the facts stated for the purpose of

establishing the presence of a quorum at such meeting and for all other purposes.

     2.9  PRESIDING OFFICER.  The Chairman of the Board of

Directors, or, in his absence the Vice Chairman of the Board, or,

in the absence of a Chairman or Vice Chairman of the Board of

Directors, the President, shall serve as chairman of every

shareholders' meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting.  The chairman shall appoint such persons as he deems required to assist with the meeting.

     2.10 ADJOURNMENTS.  Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the shares represented at the meeting to reconvene at a specific time and place.  Except as otherwise provided by Section

2.6, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned.  At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

     2.11 ACTION OF SHAREHOLDERS WITHOUT A MEETING.  Any action required by the Financial Institutions Code of Georgia or

Corporation Code of Georgia, as applicable, to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed


by each of the shareholders entitled to vote with respect to the subject matter thereof.  Upon filing with the officer of the

Holding Company having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.


                             ARTICLE THREE

                        The Board of Directors

     3.1  GENERAL POWERS.  The business and affairs of the Holding

Company shall be managed by the Board of Directors.  In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the

Holding Company and do all such lawful acts and things as are not by law, any legal agreement among shareholders, the Articles of

Incorporation, or these bylaws, directed or required to be

exercised or done by the shareholders.

     3.2  REQUIREMENTS.  Each director of the Holding Company shall be a United States citizen, and at least sixty (60%) percent of the directors shall reside in the State of Georgia and in the county in which the registered office of the Holding Company is located, or within forty (40) miles of any office of the Holding Company.  Each director shall maintain on file with the chief executive officer of the Holding Company a financial statement on forms prescribed by the Department of Banking and Finance.  Such financial statement shall be revised annually, but in no event shall the statement on file be more than eighteen (18) months old.  At the discretion of the Board of Directors, such financial statements may be maintained

in sealed envelopes available for inspection only by State or

Federal examiners.

     3.3  NUMBER, ELECTION AND TERM OF OFFICE.  The Board of

Directors of the Holding Company shall consist of not less than five (5), nor more than twenty-five (25) persons, with the exact number within such minimum and maximum lists to be fixed and determined from time to time by resolution of the Board of

Directors.  The Board of Directors may increase or decrease the number of directors by not more than two (2) in any one year, so long as such increase or decrease does not place the number of directors at less than five (5), nor more than twenty-five (25).

Except as provided in Section 3.6, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting or shareholders.  Each director, except in the case of his earlier death, resignation, retirement,

disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

     3.4  REMOVAL.  The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares

entitled to vote at an election of directors.  In addition, the

Board of Directors may remove a director from office if such director is adjudicated an incompetent by a court, if he is

convicted of a felony, if he files for protection from creditors under bankruptcy laws, if he does not, within sixty (60) days of his election, accept the office in writing or by attendance at a


meeting of the Board of Directors and fulfill any other

requirements for holding the office of director, or if he fails to attend regular meetings of the Board of Directors for four (4)

consecutive meetings without having been excused by the Board of

Directors.

     3.5  VACANCIES.  A vacancy occurring in the Board of

Directors, whether caused by removal or otherwise and including vacancies resulting form an increase in the number of directors,

may be filled for the unexpired term, and until the shareholders shall have elected a successor, by the affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors.

     3.6  COMPENSATION.  Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors.  A director may also serve the

Holding Company in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.  Provided, however, no director shall be compensated from commissions derived from the sale of credit related insurance (credit life, disability, accident and health insurance, etc.) where premiums paid by a customer of a bank held by the Holding Company for such insurance are financed by a bank held by the Holding Company as a part of the credit

extended, or where purchase of the insurance is a condition

precedent to the granting of credit by a bank held by the Holding

Company.

     3.7  COMMITTEES OF THE BOARD OF DIRECTORS.  The Board of


Directors, by resolution adopted by a majority of the full Board of

Directors, may designate from among its members and executive committee and one or more other committees, each consisting of three (3) or more directors.  Each committee shall have the

authority of the Board of Directors in regard to the business of the Holding Company to the extent set forth in the resolution establishing such committee, subject to the limitations set forth in State and Federal laws and regulations.

     3.8  HONORARY AND ADVISORY DIRECTORS.  Except as otherwise noted, when a director of the Holding Company attains the age of seventy (70) or otherwise retires under the retirement policies of the Holding Company as established from time to time by the Board of Directors, such director automatically shall become an Honorary

Director of the Holding Company following his retirement.  The

Board of Directors of the Holding Company also may appoint any individual as Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors.  Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 3.8 may be compensated as

provided in Section 3.6, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5 and shall not have any

responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

     As to any person who has served continuously as Chairman of the Board of Directors for a period of not less than ten years prior to attaining age 70, the Board may extend retirement on a year-to-year basis.  In no event shall extensions go beyond age 72.

     When a director attains mandatory retirement age, his term of office shall extend to the annual stockholders' meeting next following such birthday.

                             ARTICLE FOUR

                  Meetings of the Board of Directors

     4.1  REGULAR MEETINGS.  An annual organizational meeting of the Board of Directors shall be held on the day of and after the annual meeting of the shareholders of the Holding Company.  In the event the annual shareholders' meeting is not held as provided by

Sections 2.4 or 2.11, such organizational meeting shall be held as herein provided for regular meetings.  In addition, regular

meetings of the Board of Directors shall be established by them on a set date of every month during the calendar year, except during the month in which the organizational meeting of the Board of

Directors is held; provided, however, that the Board of Directors and the President are authorized to cancel not more than two (2) of such regular meetings, excluding the organizational meeting, during each calendar year.

     4.2  SPECIAL MEETINGS.  Special meetings of the Board of

Directors may be called by or at the request of the President,

Chairman of the Board, or by any two (2) directors in the office at the time.

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     4.3  PLACE OF MEETINGS.  Directors may hold their meetings at any place within (or without) the State of Georgia as the Board of

Directors may from time to time establish for regular meeting, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

     4.4  NOTICE OF MEETINGS.  No notice shall be required for any regular scheduled meeting of the directors of the Holding Company.

Unless waived as contemplated in Section 5.2, the President or

Secretary of the Holding Company, or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting.  Such notice shall be given by mailing notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, or personal delivery at least three (3) days before the date of the meeting.  Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency.

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purposes of objecting to the transaction of

business because the meeting is not lawfully called.

     4.5  QUORUM.  At meetings of the Board of Directors, more than one-half (1/2) of the directors then in office shall be necessary to constitute a quorum for the transaction of business.

     4.6  VOTE REQUIRED FOR ACTION.  Except as otherwise provided in these bylaws, by the Holding Company's Articles of

Incorporation, or by law, the act of a majority of the directors


present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

     4.7  ACTION BY DIRECTORS WITHOUT A MEETING.  Any action which may be taken at any meeting of the Board of Directors, or at any meeting of a committee of directors, may be taken without a meeting if a written consent thereto shall be signed by all directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the

Board or committee.  Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the

committee.

                             ARTICLE FIVE

                           Notice and Waiver

     5.1  PROCEDURE.  Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Section 2.5 or 4.4, whichever is applicable.

Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid, sealed envelope,

addressed to the shareholder or director at his last known address,

and such notice shall be deemed to have been given at the time the same is deposited in the United States Mail.

     5.2  WAIVER.  Except as limited by the Financial Institutions

Code of Georgia, whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation,

or these bylaws, a waiver thereof in writing, signed by the

director or shareholder, whether before or after the meeting to


which the waiver pertains, shall be deemed equivalent thereto;

provided, however, that no such waiver shall apply by its terms to more than one required notice.

                              ARTICLE SIX

                               Officers

     6.1  NUMBER.  The officers to the Holding Company shall

consist of a President and a Secretary.  In addition, the Board of

Directors may from time to time elect or provide for the

appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Holding

Company, or as shall otherwise be required by law or regulation.

Any two or more offices may be held by the same person, except the offices of President and Secretary.  The Board of Directors shall have the power to establish and specify the duties for all officers of the Holding Company.

     6.2  ELECTION AND TERM.  All officers shall be elected by the

Board of Directors and shall serve at the will of the Board of

Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal,

retirement or disqualification.  The Holding Company shall

immediately inform the Georgia Department of Banking and Finance in writing of the election of any new chief executive officer.

     6.3  COMPENSATION.  The compensation of all officers of the

Holding Company shall be fixed by the Board of Directors, or by the

Executive Committee of the Board of Directors, if such committee is designated as provided in Section 3.6  Provided, no officer shall be compensated from commissions derived from the sale of credit


related insurance (credit life, disability, accident and health insurance, etc.) where premiums paid by a customer of a bank held by the Holding Company for such insurance are financed by the a bank held by the Holding Company as part of the credit extended or where purchase of the insurance is a condition precedent to the granting of credit by a bank held by the Holding Company.

     6.4  REMOVAL.  Any officer or agent elected by the Board of

Directors may be removed by the Board of Directors with or without any cause whenever in its judgment the best interests of the

Holding Company will be served thereby without prejudice to any contract right of such officer.  The Holding Company shall

immediately inform the Georgia Department of Banking and Finance in writing of the names of any officers removed and the reasons for such removal.

     6.5  CHAIRMAN OF THE BOARD.  The Board of Directors, in its

discretion, may elect a Chairman of the Board of Directors who shall preside and act as chairman at all meetings of the

shareholders and the Board of Directors and who shall perform such other duties as the Board of Director may from time to time direct.

     6.6  PRESIDENT.  The President shall be the chief executive officer of the Holding Company and shall have the general control and supervision over the business and affairs of the Holding

Company.  He shall see that all orders and resolutions of the Board of Directors are carried into effect.  In the absence of a Chairman of the Board of Directors (and Vice Chairman of the Board of

Directors if a Vice Chairman is provided for by the Board), the

President shall preside and act as chairman of all meetings of the


shareholders and the Board of Directors.  He also shall perform such other duties as may be delegated to him from time to time by the Board of Directors.

     6.7  OFFICER IN PLACE OF PRESIDENT.  The Board of Directors

may designate an officer who shall, in the absence or disability of the President, or at the time of direction of the President,

perform the duties and exercise the powers of the President.

     6.8  SECRETARY.  The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees of directors.  He shall have authority to give all notices required by law or these bylaws.  He shall be custodian of the corporate books, records, contract and other documents.  The

Secretary may affix the Holding Company's seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature.

     6.9  BONDS.  Any director who is authorized to handle money or negotiable assets on behalf of the Holding Company and all officers and employees of the Holding Company shall be bonded by a regularly incorporated surety company authorized to do business in the State of Georgia, and the Holding Company shall pay the cost of such bonds.  The form, amount and surety of such bonds shall be approved by the Board of Directors and shall be subject to any additional requirements of the Georgia Department of Banking and Finance.

     6.10 REIMBURSEMENT BY OFFICERS.  Any payments made to an

officer of the Holding Company such as salary, commission, bonus,

interest or rent, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be


reimbursed by such officer to the Holding Company to the full extent of such disallowance.  It shall be the duty of the Board of

Directors to enforce payment of each such amount disallowed.  In lieu of payment by the officer, subject to the determination of the

Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Holding

Company has been recovered.

                             ARTICLE SEVEN

                               Dividends

     7.1  TIME AND CONDITIONS OF DECLARATION.  Dividends upon the outstanding shares of The Holding Company may be declared by the

Board of Directors at any regular or special meeting and paid in cash or property only out of the retained earnings of the Holding

Company, only when the Holding Company meets the paid-in capital and/or appropriated net earnings requirements of the Financial

Institutions Code of Georgia, and only in compliance with the regulations of the Georgia Department of Banking and Finance regarding payment of dividends.

     7.2  SHARE DIVIDENDS - Treasure Shares.  Dividends may be

declared by the Board of Directors and paid in the shares of the

Holding Company out of any treasury shares that have been

reacquired out of the capital funds of the Holding Company.

     7.3  SHARE DIVIDENDS - UNISSUED SHARES.  Dividends may be

declared by the Board of Directors and paid in the authorized but unissued shares of the Holding Company out of any retained earnings for the Holding Company; provided that such shares shall be issued at not less than the par value thereof, and there shall be


transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to the aggregate par value of the shares to be issued as a dividend, and after payment of the dividend the Holding Company shall continue to maintain the paid-in capital and/or appropriate retained earnings requirements of the Financial Institutions Code of Georgia.

     7.4  SHARES SPLITS.  A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the capital stock of the Holding Company shall not be construed to be a share dividend within the meaning of this

Article.

                             ARTICLE EIGHT

                                Shares

     8.1  AUTHORIZATION AND ISSUANCE OF SHARES.  The par value and maximum number of shares of any class of the Holding Company which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the Holding Company.  The Board

of Directors may increase or decrease the number of issued and outstanding shares of the Holding Company within the maximum number of shares authorized by the Articles of Incorporation or Georgia law upon obtaining prior approval of such increase or decrease from the Department of Banking and Finance.

     8.2  SHARE CERTIFICATES.  The interest of each shareholder in the Holding Company shall be evidenced by a certificate or

certificates representing shares of the Holding Company which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law.  Shares certificates shall be


consecutively numbered, shall be in registered form, and shall indicate the date of issue and such information shall be entered on the Holding Company's books.  Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant

Secretary and shall be sealed with the seal of the Holding Company or a facsimile thereof; provided, however, that where such

certificate is signed by a transfer agent, or registered by a registrar, other than the Holding Company itself, or any employee of the Holding Company, the signatures of such officers may be facsimiles.  In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer of officers of the Holding Company before such certificate is issued,

such certificate may be issued by the Holding Company with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon and not ceased to be such officer or officers.

     8.3  RIGHTS OF THE HOLDING COMPANY WITH RESPECT TO REGISTERED

OWNERS.  Prior to due presentation for transfer of registration of its shares, the Holding Company may treat the registered owner of the shares as the person exclusively entitled to vote such shares,

to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Holding Company shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


     8.4  TRANSFER OF SHARES.  Transfers of shares shall be made upon the stock transfer books of the Holding Company only upon direction of the person named in the share certificate representing the shares to be transferred, or by an attorney of such person lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen,

or destroyed, the provisions of Section 8.6 of these bylaws shall have been satisfied.

     8.5  DUTY OF THE HOLDING COMPANY TO REGISTER TRANSFER.

Notwithstanding any of the provisions of Section 8.4 of these bylaws, the Holding Company is under a duty to register the

transfers of its shares only if:

          (a)  the share certificate is endorsed by the appropriate

     person or persons; and

          (b)  reasonable assurance is given that these

     endorsements are genuine and effective; and

          (c)  the Holding Company has no duty to inquire into

     adverse claims or is discharged any such duty; and

          (d)  any applicable law relating to the collection of

     taxes has been complied with; and

          (e)  the transfer is in fact rightful or is to a bona

     fide purchaser.

     8.6  LOST, STOLEN, OR DESTROYED CERTIFICATES.  Any person

claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the

Board of Directors may require and shall, if the Board of Directors


so requires, give the Holding Company a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

     8.7  FIXING OF RECORD DATE.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 50 days (and, in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     8.8  RECORD DATE IF NONE FIXED.  If no record date is fixed as provided in Section 8.7 of these bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders' meeting, or the date on which the Board of

Directors adopts a resolution declaring a dividend in the case of a payment of a dividend.


                             ARTICLE NINE

                            Indemnification

     9.1  INDEMNIFICATION.  Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Holding

Company for reasonable expense actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he shall be made a party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the Holding

Company, or that he is or was serving, at the request of the

Holding Company, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise; provided, however, that no person shall be so

indemnified or reimbursed in relation to any matter in such action,

suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful

misconduct or criminal acts in the performance of his duties to the

Holding Company, or to such other firm, corporation, trust,

organization, or enterprise; and provided further, that not person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, or (ii) the holders of record of a majority of the outstanding shares of capital stock of the Holding Company,

or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding.


     9.2  PAYMENT OF EXPENSES IN ADVANCE.  Expenses incurred in defending any action, suit, or proceeding referred to above may be paid by the Holding Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of

Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Holding Company as provided above.

     9.3  INSURANCE.  The Holding Company, upon the affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a

director, trustee, officer, employee or agent of the Holding

Company, or is or was serving, at the request of the Holding

Company, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or

enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such,

whether or not the Holding Company would have the power to

indemnify him against such liability under the foregoing provisions of these bylaws.

     9.4  RIGHTS NOT EXCLUSIVE.  The foregoing rights of

indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above, or their heirs,

executors, or administrators, may be entitled as a matter of law,

and the Holding Company may indemnify such persons to the extent permitted by the Financial Institutions Code of Georgia and the


Georgia Business Corporation Code, as such laws may be amended from time to time.

                              ARTICLE TEN

                         Emergency Operations

     10.1 GENERAL.  In the event of an emergency declared by the

President of the United States or the person performing his

functions, or an emergency declared by the Governor of the State of

Georgia or the person performing his functions, the officers and employees of this Holding Company shall continue to conduct the affairs of the Holding Company under such guidance from the

directors as may be available except as the matters which by statute or regulation require specific approval of the Board of

Directors and subject to conformance with any governmental

directives during the emergency.  In the absence of a plan of operation formulated by the Board of Directors providing for conducting the business of the Holding Company during the time emergencies exist, the following provisions shall govern the operations of the Holding Company notwithstanding any other

provisions of these bylaws to the contrary.  Provided, further,

that all operations shall be consistent with all State and Federal laws governing emergency operations.

     10.2 MEETING OF BOARD OF DIRECTORS.  The Board of Directors

shall meet as soon as practicable at the time and place within the

State of Georgia, or if no place within the State of Georgia can be utilized promptly, without the State of Georgia, as designated by the Chairman of the Board of Directors, the President, the officer designated pursuant to Section 6.7, or any two (2) directors.  Any


director may waive notice of such meeting in writing before, at, or after such meeting.

     If it shall be determined at such meeting that there are less than five (5) directors then capable of serving, the directors present at such meeting, shall, by majority vote, appoint a

sufficient number of persons to fill the vacancies existing in the

Board of Directors to bring the total number of directors to not less than five (5).

     As soon as a majority of such Board of Directors, consisting of not less than five (5) members, can be assembled at the meeting required by this Section 10.2, or any adjournment thereof, which adjournment can be effected a any time by a majority vote of those in attendance, the Board of Directors as then constituted shall (i)

appoint such officers as may be required to transact the business of the Holding Company to succeed the then appointed or acting officers who have been incapacitated as a result of the emergency,

and (ii) designate and authorize temporary relocation and

establishment of the main banking office and any branch, branch bank or bank office of a bank held by the Holding Company which may have become wholly or partially unusable as a result of the

emergency conditions at any other office, branch, branch bank or bank office of a bank held by the Holding Company, or other

location in the State of Georgia, and (iii) at its discretion,

authorize the entry of the Holding Company into an agreement with any Federal Reserve  Bank, Federal Home Loan Bank, banking

institution or branch (the "other bank") whereby a bank held by the

Holding Company shall act as agent for the other bank or the other


bank shall act as agent for a bank held by the Holding Company and perform temporarily any and all operations and functions thereof.

     10.3 INTERIM ADMINISTRATION.  Until such time as the meeting of the Board of Directors required by Section 10.2 can be held and action taken by it, and in the event either the President or the officer of the Holding Company designated pursuant to Section 6.7 cannot be located or is unable to continue normal executive duties,

all perfunctory matters ordinarily performed by the President may be performed by any Vice President if such officer or officers have been designated, and if not, by the Secretary of the Holding

Company.

     10.4 INTERIM OFFICE.  Until such time as the meeting required by Section 10.2 can be held and action taken by the Board of

Directors as then constituted, and in the event that because of damage or disaster the main office or any branch, branch bank or bank office of a bank held by the Holding Company becomes wholly or partially unusable, such main office, branch, branch bank or bank office shall be relocated at one of the following locations, if available and usable, and in the following order:

     (1)  200 E. E. Butler Parkway, Gainesville, Georgia.

     (2)  Any other branch or location designated by the Acting

President.

     The Acting President shall notify the State and Federal

Regulatory Authorities of any such relocation of its main office,

branches, branch banks, or bank offices as promptly as possible.



                            ARTICLE ELEVEN

                             Miscellaneous

     11.1 INSPECTION OF BOOKS AND RECORDS.  The Board of Directors

shall have power to determine which accounts, books and records of the Holding Company shall be open to the inspection of

shareholders, except such accounts, books, and records that are specifically open to inspection by law, and the Board of Directors shall have the power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts,

books and records which by law or by determination of the Board of

Directors shall be open to inspection.

     11.2 FISCAL YEAR.  The fiscal year of the Holding Company

shall be the calendar year.

     11.3 SEAL.  The corporate seal shall be in such form as the

Board of Directors may from time to time determine.

     11.4 ANNUAL STATEMENTS.  The Holding Company shall prepare such financial statements showing the results of its operations during its fiscal year as shall be required by Regulations of the

Department of Banking and Finance and any other regulatory agency.

Upon receipt of written request, the Holding Company promptly shall mail to any shareholder of record a copy of the most recent such financial statement.

     11.5 CONTRACTS, CHECKS, DRAFTS, REPORTS, ETC.  Such of the

officers or employees of the Holding Company as may from time to time be designated by the Board of Directors or by the Executive

Committee shall have power and authority to sign contracts, checks,


drafts and like instruments and to endorse checks, bills of

exchange, orders, drafts and vouchers made payable or endorsed to the Holding Company, whether in its own right or in any fiduciary capacity.  No officer or employee, however, may on behalf of the

Holding Company, execute or deliver any check, draft or other like instrument in favor of himself.  Provided, further, any officer elected by the Board of Directors may sign reports to the

Department of Banking and Finance and such other State and Federal agencies as may be filed, unless otherwise required by law or regulation.

     11.6 LEGAL RESTRICTIONS.  All matters covered in these bylaws shall be subject to such restrictions as shall be imposed on this

Holding Company by State and Federal laws and regulations.



                            ARTICLE TWELVE

                              Amendments

     12.1 POWER TO AMEND BYLAWS.  The Board of Directors shall have the power to alter, amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders.  The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed,

by the Board of Directors.

     12.2 CONDITIONS.  Action taken by the shareholders with

respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an


affirmative vote of a majority of all directors then holding office.


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